UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 16, 2016
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(Exact name of registrant as specified in its charter)
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New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 16, 2016, the company announced a definitive agreement to acquire Abbott Medical Optics (AMO), a wholly-owned subsidiary of Abbott Laboratories, for $4.325 billion in cash. AMO reported sales of $1.1 billion for 2015. The acquisition will include ophthalmic products in three business segments: cataract surgery, laser refractive surgery and consumer eye health.
The transaction is expected to close in the first quarter of 2017 and would be modestly accretive immediately to adjusted earnings per share*. The closing is subject to antitrust clearance and other customary closing conditions. Following the expected closing, sales will be reported in the Medical Devices segment as a separate platform within Vision Care.
The related press release dated September 16, 2016 is attached as Exhibit 99.1 to this Report.

* Adjusted earnings per share excludes intangible amortization expense and special items such as inventory step up, restructuring, integration, and other costs incurred to execute the transaction. Adjusted EPS is a non-GAAP financial measure and should not be considered a replacement for GAAP results.

Cautions Concerning Forward-Looking Statements
This report contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding the potential acquisition of Abbott Medical Optics. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act; the possibility that the transaction will not be completed in the expected timeframe or at all; the potential that the expected benefits and opportunities of the acquisition, if completed, may not be realized or may take longer to realize than expected; uncertainty of commercial success for new or existing products; economic conditions, including currency exchange and interest rate fluctuations; competition, including technological advances, new products and patents attained by competitors; changes to applicable laws and regulations, including tax laws; and changes in behavior and spending patterns or financial distress of purchasers of health care products and services. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to the ability of the Johnson & Johnson Family of Companies to successfully integrate the products and employees of AMO, as well as the ability to ensure continued performance or market growth of its products. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 3, 2016, including in Exhibit 99 thereto, and the company’s subsequent filings. Copies of these filings are available online atwww.sec.gov, www.jnj.com or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.    Description
99.1        Johnson & Johnson press release dated September 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: September 19, 2016	By:	/s/ Lacey P. Elberg
Lacey P. Elberg
Assistant Secretary